Exhibit 99.4

THIS PROXY FOR CLASS A NONVOTING COMMON STOCK IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS

KAMAN CORPORATION

The undersigned holder of Kaman Corporation Class A Nonvoting Common Stock hereby appoints Paul R. Kuhn and Candace A. Clark as proxies, acting jointly and severally and with full power of substitution, for and in the name of the undersigned to vote at the Special Meeting of shareholders to be held on Tuesday, October 11, 2005, beginning at 11:00 a.m., local time, at the company, 1332 Blue Hills Avenue, Bloomfield, Connecticut, and at any adjournments or postponements thereof, as directed, on the matters set forth in the accompanying Proxy Statement/Prospectus and all other matters that may properly come before the Special Meeting, including, if submitted to the vote of the Kaman Corporation shareholders, on a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies.

Signing and dating this proxy card will have the effect of revoking any proxy card that you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card. You may also revoke your proxy by: (1) by sending to the Corporate Secretary of Kaman Corporation an executed notice of revocation, (2) sending to the Corporate Secretary of Kaman Corporation a new, valid proxy bearing a later date or (3) attending the Special Meeting and voting in person, which will automatically cancel any proxies previously given, or by revoking this proxy in person. Attendance at the Special Meeting will not by itself revoke this proxy. To be effective, any written notice of revocation or subsequent proxy must be received by the Corporate Secretary of Kaman Corporation prior to the beginning of the Special Meeting. The written notice of revocation or subsequent proxy should be hand-delivered to the Corporate Secretary at the Special Meeting or sent to 1332 Blue Hills Avenue, Bloomfield, CT 06002.

This proxy card, when properly executed, will be voted in the manner directed herein. If the proxy is signed and returned but no direction is given, then the proxy will be voted “FOR” approval of Proposal 1 and in the discretion of the proxies on any other matters as may properly come before the Special Meeting, except to the extent such discretionary authority is withheld below.

The Kaman Corporation Board of Directors recommends a vote “FOR” Proposal 1.

SEE REVERSE SIDE

^ TO VOTE BY MAIL, PLEASE DETACH HERE ^

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

☒ Please mark your

vote as in this

example

This Proxy, when properly executed, will be voted in the manner you have directed. If you return a signed proxy with no direction given, it will be voted in accordance with the Board of Directors’ recommendations.

The Board of Directors recommends a vote “FOR” Proposal 1.

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve and adopt an amendment to Kaman Corporation’s certificate of incorporation whereby each share of Kaman Corporation Class A Nonvoting Common Stock will be redesignated as one share of “Common Stock”, entitled to one vote per share; and to approve and adopt an amendment to Kaman Corporation’s certificate of incorporation whereby each share of Kaman Corporation Class B Voting Common Stock will be reclassified into 3.58 shares of Common Stock, entitled to one vote per share, or, at the election of the holder of Class B Voting Common Stock, 1.84 shares of Common Stock and an amount in cash equal to $27.10.	☐	☐	☐

	SIGNATURE ______________________	DATE _________________, 2005

SIGNATURE ______________________

TITLE(S) ______________________

NOTE: Please sign exactly as name appears hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ TO VOTE BY MAIL, PLEASE DETACH HERE ^

YOUR VOTE IS IMPORTANT.

Please take a moment now to vote your shares of Kaman Corporation Class A Nonvoting Common Stock for the

upcoming Special Meeting.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.

Vote by Telephone—Please call toll-free at 1-866-547-4627 on a touch-tone telephone and follow the simple recorded instructions. Then, if you wish to vote as recommended by the Board of Directors, simply press [1.] If you do not wish to vote as the Board recommends, you need only respond to a few simple prompts. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, please call 1-610-889-0502.)

OR

2.

Vote by Internet—Please access https://www.proxyvotenow.com/kamna and follow the simple instructions on the screen. Please note you must type an “s” after “http”.

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies in the same manner as if you had executed a proxy card.

OR

3.

Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: Kaman Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

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